SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-UNIGRAPHICS SOLUTION

                    MJG ASSOCIATES, INC.
                                 9/27/01            4,000-           32.5000
                    GABELLI SECURITIES, INC.
                                 9/27/01           32,700-           32.5000
                    GABELLI INTERNATIONAL LTD
                                 9/27/01            4,000-           32.5000
                    GAMCO INVESTORS, INC.
                                 9/27/01           20,000-           32.5000
                    GABELLI ASSOCIATES LTD
                                 9/27/01          199,200-           32.5000
                                 9/20/01            5,000            32.4000
                    GABELLI FUND, LDC
                                 9/27/01            6,000-           32.5000
                    GABELLI ASSOCIATES FUND
                                 9/27/01          166,700-           32.5000
                                 9/26/01              100            32.4500
                                 9/25/01              400            32.4500
                                 9/20/01            5,000            32.4000
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 9/27/01           11,900-           32.5000


(1) THE TRANSACTIONS ON 9/27/01 WERE IN CONNECTION WITH THE CASH TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.